AMERIKING, INC.
                          1996 OUTSIDE DIRECTORS PLAN
                          ---------------------------













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                               TABLE OF CONTENTS
                               -----------------


SECTION 1.................................................................  1
         GENERAL..........................................................  1
         1.1.  Purpose....................................................  1
         1.2.  Operation and Administration...............................  1

SECTION 2.................................................................  1
         OPTION GRANTS....................................................  1
         2.1.  Election...................................................  1
         2.2.  Option Terms...............................................  2

SECTION 3.................................................................  3
         OPERATION AND ADMINISTRATION.....................................  3
         3.1.  Effective Date.............................................  3
         3.2.  Shares Subject to Plan.....................................  3
         3.3.  Adjustments to Shares......................................  3
         3.4.  Limit on Distribution......................................  4
         3.5.  Taxes......................................................  4
         3.6.  Distributions to Disabled Persons..........................  4
         3.7.  Transferability............................................  5
         3.8.  Form and Time of Elections.................................  5
         3.9.  Limitation of Implied Rights...............................  5
         3.10.  Evidence..................................................  5
         3.11.  Action by Company.........................................  5
         3.12.  Gender and Number.........................................  5

SECTION 4.................................................................  6
         COMMITTEE........................................................  6
         4.1.  Administration.............................................  6
         4.2.  Selection of Committee.....................................  6
         4.3.  Powers of Committee........................................  6
         4.4.  Information to be Furnished to Committee...................  6
         4.5.  Liability and Indemnification of Committee.................  6

SECTION 5.................................................................  7
         AMENDMENT AND TERMINATION........................................  7

SECTION 6.................................................................  7
         DEFINED TERMS....................................................  7
                  Board...................................................  7
                  Code....................................................  7
                  Date of Termination.....................................  7
                  Director................................................  7
                  Effective Date..........................................  7
                  Eligible Director.......................................  8
                  Fair Market Value.......................................  8
                  Participant.............................................  8
                  Plan Year...............................................  8





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                  Related Companies.......................................  8
                  SEC.....................................................  8
                  Stock...................................................  8






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                                AMERIKING, INC.
                          1996 OUTSIDE DIRECTORS PLAN
                          ---------------------------

                                   SECTION 1
                                   ---------

                                    GENERAL
                                    -------

         1.1. Purpose. The AmeriKing, Inc. 1996 Outside Directors Plan (the "Plan") has been established by AmeriKing, Inc. (the "Company") to promote the interests of the Company and its stockholders by enhancing the Company's ability to attract and retain the services of experienced and knowledgeable directors and by encouraging such directors to acquire a proprietary interest in the Company.

         1.2. Operation and Administration. The operation and administration of the Plan shall be subject to the provisions of Section 3. Capitalized terms in the Plan shall be defined as set forth in Section 6 or elsewhere in the Plan.

                                   SECTION 2
                                   ---------
                                 OPTION GRANTS
                                 -------------

         2.1. Election. For each Plan Year, each Eligible Director shall be entitle to the grant of an "Option", subject to the following:

(a) As of the first day of the first Plan Year, each individual who is then an Eligible Director shall be granted an Option to purchase 5,000 shares of Stock.

(b) For each Plan Year after the first Plan Year, as of the first business day after each annual meeting of the Company's stockholders, each Director who is then an Eligible Director shall be granted an Option to purchase 5,000 shares of Stock.

(c) If an individual becomes an Eligible Director during the Plan Year, on a date other than the first day of the Plan Year, he shall be granted an Option to purchase the number of shares of Stock applicable as of the date on which he first becomes an Eligible Director (determined in accordance with the following sentence). The number of shares subject to the Option shall be the number which would have been subject to the Option if he had become an Eligible Director on the first day of the year, except that such number of shares shall be subject to a pro-rata reduction to reflect the portion of the Plan Year prior to the date on which he becomes an Eligible Director. In no event shall an Option





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         be granted with respect to a fractional share, and the amount of any pro-rata reduction shall be rounded to the nearest whole share.

         2.2.  Option Terms.  Each Option granted pursuant to this
Section 2 shall be subject to the following:

(a) Each Option shall provide for a per-share exercise price equal to the greater of (i) 100% of the Fair Market Value of a share of Stock on the date as of which the Option is granted; or (ii) the par value of a share of Stock.

(b) The full purchase price of each share of Stock purchased upon the exercise of any Option shall be paid at the time of such exercise and, as soon as practicable thereafter, a certificate representing the shares so purchased shall be delivered to the person entitled thereto.

(c) The Option purchase price shall be payable in cash or in shares of Stock (valued at Fair Market Value as of the day of exercise), or in any combination thereof. A Director may elect to pay the purchase price upon the exercise of an Option granted pursuant to this Section 2 through a cashless exercise procedure established by the Company.

(d) The Option granted to a Director shall become exercisable on the last day of the Plan Year for which it is granted, if the Director's Date of Termination has not occurred prior to that date. If a Director's Date of Termination occurs during a Plan Year because of the Director's death or Disability, the Option granted to the Director for the Plan Year shall become exercisable on such Date of Termination. If a Director's Date of Termination occurs during a Plan Year for reasons other than death or Disability, the Option granted to the Director for the Plan Year shall be forfeited as of the Date of Termination.

(e) An Option shall expire on the earlier of: (i) the ten-year anniversary of the date it is granted; or (ii) the one-year anniversary of the Director's Date of Termination. However, no Option shall be exercisable following a Director's Date of Termination except to the extent that the Option is exercisable prior to, or becomes exercisable as of, such Date of Termination.

(f) Each Option granted under this Section 2 shall be evidenced by an Agreement duly executed on behalf of the Company and by the Director to whom such Option is granted and dated as of the applicable date of grant. Each Agreement shall comply with and be subject to the terms of the Plan.

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(g)      The Option are not intended to be "incentive stock options" as that term is described in section 422(b) of the Code.

                                   SECTION 3
                                   ---------

                         OPERATION AND ADMINISTRATION
                         ----------------------------

         3.1. Effective Date. The Plan (subject to the approval of the Plan by the shareholders of the Company which was given on _______________) was approved and adopted by the Board of Directors of the Company on June __, 1996, effective as of such date (the "Effective Date"). The Plan shall be unlimited in duration and, in the event of Plan termination, shall remain in effect as long as any Options granted under it are outstanding and not exercised; provided, however, that no new Options shall be made under the Plan on or after the tenth anniversary of the Effective Date.

         3.2. Shares Subject to Plan. The shares of Stock with respect to which Options may be made under the Plan shall be currently authorized but unissued shares or currently held or subsequently acquired by the Company as treasury shares, including shares purchased in the open market or in private transactions. The maximum number of shares of Stock available for Options under the Plan shall not exceed [insert number] shares.

         3.3.  Adjustments to Shares.

(a) If the Company shall effect any subdivision or consolidation of shares of Stock or other capital readjustment, payment of stock dividend, stock split, combination of shares or recapitalization or other increase or reduction of the number of shares of Stock outstanding without receiving compensation therefor in money, services or property, then the Committee shall adjust: (i) the number of shares of Stock available under the Plan; (ii) the number of shares available under any Plan limits; (iii) the number of shares of Stock subject to any outstanding Options; (iv) the number of shares of Stock subject to future grant; and (v) the per- share price under any outstanding Option.

(b) If the Company is reorganized, merged or consolidated or is party to a plan of exchange with another corporation, pursuant to which reorganization, merger, consolidation or plan of exchange the stockholders of the Company receive any shares of stock or other securities or property, or the Company shall distribute securities of another corporation to its stockholders, there shall be substituted for the shares subject to outstanding Options an appropriate number of shares of each class of stock or amount of other


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         securities or property which were distributed to the stockholders of the Company in respect of such shares; provided that, upon the occurrence of a reorganization of the Company or any other event described in this paragraph (b), any successor to the Company shall be substituted for the Company.

(c) The existence of this Plan and the Options granted hereunder shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, any merger or consolidation of the Company, any issue of bonds, debentures, preferred or prior preference stocks ahead of or affecting the Company's Stock or the rights thereof, the dissolution or liquidation of the Company, any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

(d) Except as expressly provided by the terms of this Plan, the issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property or for labor or services, either upon direct sale, upon the exercise of rights or warrants to subscribe therefor or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect Options under the Plan.

         3.4. Limit on Distribution. Distribution of shares of Stock or other amounts under the Plan shall be subject to the following:

(a) Notwithstanding any other provision of the Plan, the Company shall have no liability to issue any shares of Stock under the Plan or make any other distribution of benefits under the Plan unless such delivery or distribution would comply with all applicable laws and the applicable requirements of any securities exchange or similar entity.

(b) The Committee shall add such conditions and limitations to any Options to any Participant as is necessary to comply with Section 16(a) and 16(b) of the Securities Exchange Act of 1934, and the rules and regulations thereunder or to obtain any exemption therefrom.

(c) To the extent that the Plan provides for issuance of certificates to reflect the transfer of shares of Stock, the transfer of such shares may, at the direction of the Committee, be effected on a non-certificated basis, to the


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         extent not prohibited by applicable law or the rules of any stock exchange.

         3.5. Taxes. All Options and other payments under the Plan are subject to all applicable taxes.

         3.6. Distributions to Disabled Persons. Notwithstanding any other provision of the Plan, if, in the Committee's opinion, a Participant or other person entitled to benefits under the Plan is under a legal disability or is in any way incapacitated so as to be unable to manage his financial affairs, the Committee may direct that payment be made to a relative or friend of such person for his benefit until claim is made by a conservator or other person legally charged with the care of his person or his estate, and such payment or distribution shall be in lieu of any such payment to such Participant or other person. Thereafter, any benefits under the Plan to which such Participant or other person is entitled shall be paid to such conservator or other person legally charged with the care of his person or his estate.

         3.7. Transferability. Options are not transferable prior to exercise, except as designated by the Participant by will or by the laws of descent and distribution.

         3.8. Form and Time of Elections. Any election required or permitted under the Plan shall be in writing, and shall be deemed to be filed when delivered to the Secretary of the Company.

         3.9. Limitation of Implied Rights. Neither the Participant nor any other person shall, by reason of participation in the Plan, acquire any right in or title to any assets, funds or property of the Company whatsoever prior to the date such shares are distributed. A Participant shall have only a contractual right to the shares, if any, distributable under the Plan, unsecured by any assets of the Company. Nothing contained in the Plan shall constitute a guarantee by the Company that the assets of the Company shall be sufficient to provide any benefits to any person.

         3.10. Evidence. Evidence required of anyone under the Plan may be by certificate, affidavit, document or other information which the person acting on it considers pertinent and reliable, and signed, made or presented by the proper party or parties.

         3.11. Action by Company. Any action required or permitted to be taken by the Company shall be by resolution of the Board, or by action of one or more members of the Board (including a committee of the Board) who are duly authorized to act for the board, by a duly authorized officer of the Board, or (except to the extent prohibited by applicable law or the rules of any stock exchange) by a duly authorized officer of the Company.


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         3.12.  Gender and Number.  Where the context admits, words in any gender shall include any other gender, words in the singular shall include the plural and the plural shall include the singular.

                                   SECTION 4
                                   ---------

                                   COMMITTEE
                                   ---------

         4.1. Administration. The authority to control and manage the operation and administration of the Plan shall be vested in a committee (the "Committee") in accordance with this Section 4.

         4.2. Selection of Committee. The Committee shall be selected by the Board, and shall consist of not less than two members of the Board.

         4.3. Powers of Committee. The Committee will have the authority to establish, amend, and rescind any rules and regulations relating to the Plan, to determine the terms and provisions of any agreements made pursuant to the Plan, and to make all other determinations that may be necessary or advisable for the administration of the Plan.

         4.4. Information to be Furnished to Committee. The Company shall furnish the Committee with such data and information as may be required for it to discharge its duties. The records of the Company as to the period of a Director's service shall be conclusive on all persons unless determined to be incorrect. Participants and other persons entitled to benefits under the Plan must furnish the Committee such evidence, data or information as the Committee considers desirable to carry out the terms of the Plan.

         4.5. Liability and Indemnification of Committee. No member or authorized delegate of the Committee shall be liable to any person for any action taken or omitted in connection with the administration of the Plan unless attributable to his own fraud or willful misconduct; nor shall the Company be liable to any person for any such action unless attributable to fraud or willful misconduct on the part of a director or employee of the Company. The Committee, the individual members thereof, and persons acting as the authorized delegates of the Committee under the Plan, shall be indemnified by the Company, to the fullest extent permitted by law, against any and all liabilities, losses, costs and expenses (including legal fees and expenses) of whatsoever kind and nature which may be imposed on, incurred by or asserted against the Committee or its members or authorized delegates by reason of the performance of a Committee function if the Committee or its members or authorized delegates did not act dishonestly or in willful violation of the law or regulation


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under which such liability, loss, cost or expense arises. This indemnification shall not duplicate but may supplement any coverage available under any applicable insurance.

                                   SECTION 5
                                   ---------

                           AMENDMENT AND TERMINATION
                           -------------------------

         The Board may, at any time, amend or terminate the Plan, provided that, subject to subsection 3.3 (relating to certain adjustments to shares), no amendment or termination may materially adversely affect the rights of any Participant or beneficiary under any Option made under the Plan prior to the date such amendment is adopted by the Board. Notwithstanding the provisions of this Section 5, in no event shall the provisions of the Plan relating to Options under the Plan be amended more than once every six months, other than to comport with changes in the Code, the Employee Retirement Income Security Act, or the rules thereunder; provided, however, that the limitation set forth in this sentence shall be applied only to the extent required under SEC Rule 16b-3(c)(2)(ii)(B) or any successor provision thereof.

                                   SECTION 6
                                   ---------

                                 DEFINED TERMS
                                 -------------

         For purposes of the Plan, the terms listed below shall be defined as follows:

(a) Board. The term "Board" shall mean the Board of Directors of the Company.

(b) Code. The term "Code" means the Internal Revenue Code of 1986, as amended. A reference to any provision of the Code shall include reference to any successor provision of the Code.

(c) Date of Termination. A Participant's "Date of Termination" shall be the day following the last day on which he serves as a Director.

(d)      Director.  The term "Director" means a member of the Board.

(e) Disability. A Director shall be considered to have a "Disability" during the period in which he is unable, by reason of a medically determinable physical or mental impairment, to engage in any substantial gainful activity, which condition, in the opinion of a physician selected by the Committee, is expected to have a duration of not less than 120 days.


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(f)      Effective Date.  The "Effective Date" means the date described at
         Section 3.1.

(g) Eligible Director. Each Director who is not an employee of the Company or any Related Company shall be an "Eligible Director".

(h) Fair Market Value. The "Fair Market Value" of a share of Stock of the Company on a specified date means (i) the closing price at which a Share is quoted on such date if quoted as a national market security on NASDAQ or on a national securities exchange on which shares are primarily traded; or (ii) if the Shares are not so quoted on such date, then the average of the bid and asked closing prices, at which one Share is traded on the over-the-counter market on NASDAQ; but if no shares were traded on such date, then on the last previous date on which a Share was so traded, or (iii) if none of the above is applicable, the value of a share as established by the Committee in its sole and absolute discretion.

(i) Participant. A "Participant" is any person who has received an Option under the Plan.

(j) Plan Year. The first "Plan Year" of the Plan shall be the period beginning on the effective date of the initial public offering of the Company's Stock and ending on the day immediately before the Company's next annual stockholders meeting. Thereafter, the "Plan Year" shall be the period (i) beginning on the date on which members of the Board begin their yearly term as Board members following the election of Directors at the Company's annual stockholders meeting and (ii) ending on the day immediately prior the first day of the following Plan Year.

(k) Related Companies. The term "Related Company" means any company during any period in which it is a "parent company" (as that term is defined in Code section 424(e)) or a "subsidiary corporation" (as that term is defined in Code section 424(f)) with respect to the Company.

(l)      SEC.  "SEC" shall mean the Securities and Exchange Commission.

(m) Stock. The term "Stock" shall mean shares of common stock of the Company.


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